EXHIBIT 10.4


                                A G R E E M E N T

      AGREEMENT, dated as of April 28, 2004, by and between MediaBay, Inc. ("MediaBay") and ABC Investment, L.L.C. ("ABC").

      WHEREAS, ABC is the holder of a $3,200,000 principal amount 9% convertible Senior Subordinated Promissory Note due December 31, 2004 (the "Existing Note"); and

      WHEREAS, MediaBay has agreed to prepay $1,600,000 principal amount of the Existing Note and ABC has agreed to waive the prepayment notice requirement of
Section 1.6 of the Existing Note; and

      WHEREAS, MediaBay and ABC desire to amend and restate the remaining portion of the Existing Note by issuing the New Note (defined below) in exchange for the Existing Note.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the undersigned hereby agrees as follows:

      1. No later than the second business day after the Closing Date (defined below), the Company shall prepay $1,600,000 principal amount of the Existing Note. ABC waives the written notice requirement for such prepayment under
Section 1.6 of the Existing Note. The "Closing Date" shall mean the date on which the Company, AudioBook Club, Inc. and Radio Spirits, Inc. and Zohar CDO 2003-1 Limited ("Zohar"), as Lender, and Zohar, as Agent, enter into a credit agreement and the Company pays all amounts outstanding under the Credit Agreement (as defined in the Existing Note).

      2. The $1,600,000 principal amount of the Existing Note remaining after the prepayment set forth in Section 1 shall be exchanged for a $1,600,000 principal amount 9% Convertible Series Subordinated Promissory Note and shall be due on the date which is three years, three months and one day after the Closing Date and shall have an initial Conversion Price equal to the lesser of (i) $.75 or (ii) the average of the closing sale prices for the five (5) trading days immediately prior to the closing, in no event less than $.44, and shall be in the form attached as Exhibit A hereto (the "New Note").

      3. MediaBay shall have the right, upon at least ten (10) days prior written notice to require ABC to transfer all or a portion of the then remaining principal amount of the New Note to one or more designees of MediaBay at a price equal to the then remaining principal amount of the Note, plus accrued and unpaid interest and all other amounts then due thereunder, if any.

      4. ABC agrees to subordinate the Company's obligations under the New Note pursuant to the terms of the Subordination Agreement dated as of the Closing Date, in favor of Zohar, Limited, as Agent, relating to "Senior Debt" (as defined in that Subordination Agreement) (the "New Debt") and to enter into the Subordination Agreement.

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      5. ABC agrees that, in the event it sells, assigns, transfers or otherwise disposes of the New Note, such sale, assignment, transfer or other disposition shall not be effective unless the party purchasing or otherwise acquiring the New Note shall execute an agreement satisfactory to the Company, agreeing to comply with this letter agreement and a subordination agreement satisfactory to the Agent (as defined in the New Note).

      6. The Company shall reimburse ABC for the fees and disbursements of its legal counsel in connection with execution and negotiation of this Agreement and related matters in the amount of $20,000.

      7. This letter agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; facsimile signatures shall be effective and binding as original signatures.


                                                MEDIABAY, INC.



                                             By: /s/ John F. Levy
                                                -------------------------
                                                Name:  John F. Levy
                                                Title: Executive Vice President


AGREED AND ACCEPTED

ABC INVESTMENT, L.L.C.


By: /s/ William Belzberg
   ----------------------------------
   Name:  William Belzberg
   Title: Manager